Supplement
To Supplement dated November 29, 2005
to Prospectus Supplement dated November 23, 2005
(To Prospectus Dated August 25, 2005)

$894,112,000 (Approximate)
J.P. Morgan Mortgage Acquisition Corp. 2005-FRE1
Asset-Backed Pass-Through Certificates, Series 2005-FRE1

J.P. Morgan Mortgage Acquisition Corp.

Sponsor and Seller

J.P. Morgan Acceptance Corporation I
Depositor

Fremont Investment & Loan
Originator and Initial Servicer

Litton Loan Servicing LP
Servicer

The prospectus supplement dated November 23, 2005 to the prospectus dated August 25, 2005 with respect to the above-captioned series is hereby amended as follows:

1.	The table titled ‘‘Prepayment Scenarios’’ under the heading ‘‘Yield, Prepayment and Weighted Average Life — Weighted Average Lives’’ on page S-100 is replaced by the following:

Prepayment Scenarios

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Fixed-Rate Mortgage Loans(1)	0%	50%	75%	100%	125%
Adjustable-Rate Mortgage Loans(2)	0%	50%	75%	100%	125%

(1)	Percentage per annum (Fixed Rate Prepayment Assumption).

(2)	Percentage per annum (Adjustable Rate Prepayment Assumption).

2. The Certificate Margins for the Class M-5 and Class M-6 Certificates on page S-84 are replaced by the following:

Class of Certificates	Certificate Margin to and Including the Optional Clean-Up Call Date	Certificate Margin after the Optional Clean-Up Call Date
Class M-5	0.660%	0.990%
Class M-6	0.750%	1.125%

JPMorgan

December 12, 2005